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                                                                      EXHIBIT 99


               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




Partners
United Defense, L.P.


We have audited the balance sheets of United Defense, L.P. as of December 31, 1995 and 1994 and the related statements of income, partners' capital and cash flows for the years then ended (not presented separately herein). These financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Defense, L.P. at December 31, 1995 and 1994 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                            ERNST & YOUNG LLP


Washington, DC
January 16, 1996